Exhibit 99.1

First Eagle Alternative Capital BDC Reports Fourth Quarter 2021

Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – March 3, 2022 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its fourth fiscal quarter and year ended December 31, 2021. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a first fiscal quarter 2022 dividend of $0.10 per share payable on March 31, 2022, to stockholders of record as of March 15, 2022.

HIGHLIGHTS

($ in millions, except per share amounts)
Portfolio results	As of Dec. 31, 2021
Total assets	$417.8
Investment portfolio, at fair value	$392.1
Net assets	$190.7
Net asset value per share	$6.34
Weighted average yield on investments	6.5%

	Year ended Dec. 31, 2021	Quarter ended Dec. 31, 2021
Portfolio activity
Total portfolio investments made, at par	$172.1	$53.3
Total portfolio investments made, at cost	$169.1	$52.4
Number of new portfolio investments	39	14
Number of portfolio investments at end of year	76	76
Operating results
Total investment income	$31.4	$8.1
Net investment income	$12.0	$2.8
Net increase (decrease) in net assets from operations	$17.7	($2.0)
Net investment income per share	$0.40	$0.09
Dividends declared per share	$0.40	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the fourth quarter, the Company closed on fourteen new investments totaling $33.2 million at par and an additional $20.1 million at par in follow-on investments, including delayed draw and revolver fundings.

Notable new investments during the fourth quarter at par were:

•	$6.0 million first lien senior secured term loan in Own Yourself, LLC;

•	$5.4 million first lien senior secured term loan Lighthouse Lab Services;

•	$4.7 million first lien senior secured term loan in Technology Partners, LLC;

•	$3.2 million first lien senior secured term loan in Tricor Borrower, LLC;

•	$3.0 million first lien senior secured term loan in USALCO, LLC;

•	$2.8 million first lien senior secured term loan in TriStrux, LLC;

•	$2.7 million first lien senior secured term loan in Automated Control Concepts;

•	$1.6 million first lien senior secured term loan in Alpine SG, LLC

•	$1.5 million first lien senior secured term loan in Xcel Brands, Inc.

•	$1.4 million first lien senior secured term loan in Alpine X;

•	An aggregate $0.9 million in four additional borrowers.

Notable realizations for the quarter included:

•	Repayment of first lien senior secured term in Igloo Products Corp. at par, which resulted in proceeds of $21.6 million;

•

Repayment of first lien senior secured term loans in Urology Management Associates, LLC at par, which resulted in proceeds received of $8.1 million, and the sale of common equity with proceeds received of $2.0 million;

•	Repayment of first lien senior secured term loans and delayed draw term loans in Alpine SG, LLC at par, which resulted in proceeds of $6.5 million;

•

Repayment of a subordinated promissory note in C&K Market, Inc. at par, which resulted in proceeds of $6.0 million, and redemption of warrants in C&K Market, Inc., which resulted in proceeds of $0.1 million;

•	Repayment of first lien senior secured term loan in Xcel Brands at par, which resulted in proceeds of $5.5 million;

•	Sale of Series A preferred equity in Sciens Building Solutions, LLC, which resulted in proceeds received of $2.3 million;

•	Repayment of first lien senior secured term loan in Trace3, LLC. at par, which resulted in proceeds of $3.0 million; and

As of December 31, 2021, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $392.1 million across 76 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$299.6	76.4%
Investment in Logan JV	72.8	18.6%
Second lien debt	12.9	3.3%
Investments in funds	3.7	0.9%
Equity investments	3.1	0.8%

Total investments	$392.1	100.0%

As of December 31, 2021, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 6.5 percent. As of December 31, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $19.7 million and fair value of $9.1 million, or 4.4 percent and 2.3 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2021, 96 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, some of which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2020, which had a fair value of $337.7 million across 51 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2020 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$233.7	69.2%
Investment in Logan JV	68.1	20.2%
Second lien debt	22.1	6.5%
Subordinated debt	5.8	1.7%
Equity investments	5.1	1.5%
Investments in funds	2.9	0.9%

Total investments	$337.7	100.0%

As of December 31, 2020, the weighted average yield of the debt and income-producing securities, including the Company’s investment in Logan JV, LLC (the “Logan JV”), in the investment portfolio at their cost basis was 7.1 percent. As of December 31, 2020, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $15.5 million and fair value of $7.4 million, or 3.9 percent and 2.2 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2020, 97 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, some of which may be subject to interest rate floors.

ADDITIONAL ISSUANCE OF 2026 NOTES AND REDEMPTION OF 2023 NOTES

On November 17, 2021, the Company completed an additional $42.6 million in aggregate principal amount of its 5.00% notes due 2026 (the “2026 Notes”), including the underwriter’s exercise of their option to purchase an additional $2.6 million to cover overallotments. The notes were issued at a price of 101% of the principal amount of the 2026 Notes, resulting in a yield-to-maturity of approximately 4.75%. The proceeds from the issuance of the 2026 Notes were used to redeem the $51.6 million outstanding principal of our 6.125% notes due 2023 (the “2023 Notes”). The redemption of the 2023 Notes was completed on December 22, 2021. Upon completion of the redemption, the Company recognized a loss on the extinguishment of debt of $0.8 million during the three months ended December 31, 2021.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended December 31, 2021 and 2020 is presented below ($ in millions):

	Three months ended Dec. 31,
	2021	2020
Interest income on debt securities
Cash interest	$5.3	$4.4
PIK interest	0.1	0.3
Prepayment premiums	—	0.1
Net accretion of discounts and other fees	0.6	0.3

Total interest on debt securities	6.0	5.1
Dividend income	1.7	2.2
Other income and fees	0.4	0.2

Total investment income	$8.1	$7.5

The increase in investment income between periods was primarily due to an increase in interest income driven by the expansion of the Company’s overall investment portfolio, as well as higher other income related to one-time fees such as arranger fees or structuring fees. This increase was partially offset by a reduction in dividend income due to the sale of C&K Markets in December 2020.

A breakdown of investment income for the years ended December 31, 2021 and 2020 is presented below ($ in millions):

	Years ended Dec. 31,
	2021	2020
Interest income on debt securities
Cash interest	$20.9	$17.2
PIK interest	0.5	0.9
Prepayment premiums	0.5	0.1
Net accretion of discounts and other fees	1.6	0.9

Total interest on debt securities	23.5	19.1
Dividend income	6.6	10.0
Other income and fees	1.3	0.7

Total investment income	$31.4	$29.8

The increase in investment income between periods was primarily due to an increase in interest income driven by the expansion of the Company’s overall investment portfolio, as well as higher other income related to one-time fees such as arranger fees or structuring fees. This increase was partially offset by a reduction in dividend income due to the sale of C&K Markets in December 2020.

Expenses

A breakdown of expenses for the three months ended December 31, 2021 and 2020 is presented below ($ in millions):

	Three months ended Dec. 31,
	2021	2020
Expenses
Interest and fees on borrowings	$3.0	$3.0
Base management fees	1.1	0.9
Other expenses	0.9	0.9
Administrator expenses	0.2	0.3

Total expenses	5.2	5.1
Management fee waiver	—	(0.9)

Total expenses, net of fee waivers	5.2	4.2
Income tax provision, excise and other taxes	0.1	—

Total expenses after taxes	$5.3	$4.2

The increase in expenses (net of fee waivers) from 2020 to 2021 was primarily due to a reduction in management fee waiver during the three months ended December 31, 2021.

A breakdown of expenses for the years ended December 31, 2021 and 2020 is presented below ($ in millions):

	Years ended Dec. 31,
	2021	2020
Expenses
Interest and fees on borrowings	$11.6	$12.3
Base management fees	4.0	3.7
Incentive fees	—	(0.4)
Other expenses	3.7	3.9
Administrator expenses	0.9	1.1

Total expenses	20.2	20.6
Management fee waiver	(0.9)	(1.8)

Total expenses, net of fee waivers	19.3	18.8
Income tax provision, excise and other taxes	0.1	0.1

Total expenses after taxes	$19.4	$18.9

The increase in expenses (net of fee waivers) from 2020 to 2021 was primarily due to a reduction in management fees waiver during the year ended December 31, 2021, and the reversal of incentive fees during the prior year. The increase was partially offset by lower interest and fees on our borrowings in 2021 primarily driven by a one-time accelerated amortization expense incurred in the prior year and a reduction in borrowing costs during the current year due to refinancing of the Company’s unsecured notes outstanding. Additionally, administrative and other expenses were lower during the year ended December 31, 2021.

Net investment income

Net investment income totaled $2.8 million and $3.3 million for the three months ended December 31, 2021 and 2020, respectively, or $0.09 and $0.11 per share, respectively, based upon 30,106,552 and 30,109,384 weighted average common shares outstanding, respectively.

The decrease in net investment income for the three month periods is primarily driven by an increase in base management fees coupled with a reduction in management fee waiver during the three months ended December 31, 2021. This was partially offset by an increase in investment income in 2021 due to expansion of the portfolio and higher one-time fees such as arranger fees or structuring fees.

Net investment income totaled $12.0 million and $10.8 million for the years ended December 31, 2021 and 2020, respectively, or $0.40 and $0.35 per share, respectively, based upon 30,108,671 and 31,341,857 weighted average common shares outstanding, respectively.

The increase in net investment income for the respective years is primarily attributable to a increase in interest income earned on debt securities in the portfolio due to expansion of the portfolio and higher other income related to one-time fees such as arranger fees or structuring fees, as well as lower interest and fees on our borrowings. The increase was partially offset by reduced dividend income due to the sale of C&K Markets in December 2020, as well as a reduction in management fee waiver during the year ended December 31, 2021.

Net realized gains and losses, net of income tax provision

For the three months ended December 31, 2021, the Company recognized a net realized gain of $3.1 million, primarily related to the sale of its equity holdings in Sciens Building Solutions, LLC and Urology Management Associates, LLC. These gains were partially offset by an $0.8 million realized loss on the extinguishment of debt related to the redemption of our 2023 Notes in December 2021.

For the three months ended December 31, 2020, the Company recognized a net realized gain on portfolio investments of $1.6 million, primarily related to a $3.8 million realized gain in connection with the sale of its equity holdings in C&K Market, Inc., partially offset by a $2.4 million realized loss in the restructuring of smarTours, LLC.

For the year ended December 31, 2021, the Company recognized a net realized loss of $1.0 million, primarily related to the $1.9 million realized loss in connection with the write-off of its equity holdings in Alex Toys, LLC and the $1.3 million realized loss on extinguishment of debt related to the redemption of our 6.75% Senior Notes due 2022 (the “2022 Notes”) and 2023 Notes, partially offset by realized gains of $3.3 million resulting from the sale of its equity positions in Sciens Building Solutions, LLC and Urology Management Associates, LLC. For the year ended December 31, 2020, the Company recognized a net realized loss on portfolio investments of $44.2 million, primarily related to the $17.5 million realized loss from the restructuring of OEM Group, LLC, the $17.3 million loss from the disposition of our holdings in Holland Intermediate Acquisition Corp and the $5.3 million loss from the restructuring of the Company’s investment in Allied Wireline Services, partially offset by a realized gain of $3.8 million from the sale of its equity positions in C&K Market, Inc.

Net change in unrealized appreciation (depreciation) on investments

For the three months ended December 31, 2021 and 2020, the Company’s investment portfolio had a net change in unrealized depreciation of $8.1 million and $4.7 million, respectively. For the years ended December 31, 2021 and 2020, the Company’s investment portfolio had a net change in unrealized appreciation (depreciation) of $6.5 million and ($3.5) million, respectively.

The net change in unrealized depreciation on investments was primarily the result of the performance of certain portfolio investments, including certain controlled investments, partially offset by the reversal of prior period unrealized depreciation upon the realization of certain investments.

Change in net assets resulting from operations

The net (decrease) increase in net assets resulting from operations totaled ($2.0) million and $0.1 million, or ($0.07) and $0.00 per share based upon 30,106,552 and 30,109,384 weighted average common shares outstanding, for the three months ended December 31, 2021 and 2020, respectively.

The net increase (decrease) in net assets resulting from operations totaled $17.7 million and ($36.7) million, or $0.59 and ($1.17) per share based upon 30,108,671 and 31,341,857 weighted average common shares outstanding, for the years ended December 31, 2021 and 2020, respectively.

The increase in net assets resulting from operations for the respective periods is primarily due to higher interest income as a result of portfolio expansion, significant unrealized gains recognized during the current year, and a significant reduction in realized losses during the year ended December 31, 2021.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2021, the Company had cash of $16.3 million.

As of December 31, 2021, the Company had $225.7 million in outstanding borrowings, which comprised $114.1 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of December 31, 2021, borrowings outstanding had a weighted average interest rate of 4.19 percent. For the year ended December 31, 2021, the Company borrowed $260.6 million and repaid $204.2 million under the revolving credit facility.

For the year ended December 31, 2021, the Company’s operating activities used cash of ($32.4) million primarily in connection with the purchase and sale of portfolio investments. Financing activities included net borrowings of $56.4 million on the credit facility, net proceeds of $0.4 million from the issuance of the 2026 Notes and redemption of 2022 Notes and 2023 Notes, and used $12.0 million for distributions to stockholders, $0.2 million to repurchase common stock and $3.5 million for the payment of financing and offering costs.

For the year ended December 31, 2020, the Company’s operating activities provided cash of $19.5 million primarily in connection with the purchase and sale of portfolio investments. Financing activities included the issuance of $30.0 million of new common stock and net repayments of $8.5 million on the credit facility, and used $15.8 million for distributions to stockholders, $21.8 million to repurchase common stock, $30.0 million from the issuance of common stock, and $1.6 million for the payment of financing and offering costs.

RECENT DEVELOPMENTS

From January 1, 2022 through March 3, 2022, First Eagle Alternative Credit BDC made follow-on investments, including revolver and delayed draw fundings, totaling $3.7 million at a combined weighted average yield based upon cost at time of investment of 6.5%.

On March 1, 2022, the Board declared a dividend of $0.10 per share payable on March 31, 2022 to stockholders of record at the close of business on March 15, 2022.

The Adviser is actively working to reduce the Company’s cost of the remainder of its debt liabilities, including working with the Company’s joint venture, Logan JV, on other potential financing structures. As a result of the conflict between Russia and Ukraine and the varying involvement of the United States and other NATO countries, this has resulted in volatility in the capital markets and therefore delayed such objectives as of date. Although the Adviser anticipates reducing the Company’s cost of debt liabilities in the short term, there is no guarantee that such reduction will occur in the short term or at all.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on March 4, 2022, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 6035958. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through March 14, 2022, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 6035958. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	December 31, 2021	December 31, 2020
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $297,497 and $250,928, respectively)	$294,807	$243,855
Controlled investments (cost of $149,664 and $148,373, respectively)	97,272	93,826
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	—	1
Cash	16,276	7,615
Escrows and other receivables	1,566	3,508
Interest, dividends, and fees receivable	3,265	2,659
Deferred tax assets	2,261	2,222
Deferred financing costs	1,496	1,757
Prepaid expenses and other assets	769	725
Deferred offering costs	—	180
Due from affiliate	49	85

Total assets	$417,761	$356,433

Liabilities:
Loans payable	$114,100	$57,661
Notes payable ($111,600 and $111,607 face amounts, respectively, reported net of deferred financing costs of $2,807 and $1,932, respectively)	108,793	109,675
Accrued expenses and other liabilities	1,033	1,696
Deferred tax liability	1,556	1,673
Base management fees payable	1,063	—
Accrued incentive fees	—	156
Due to affiliate	116	228
Accrued interest and fees	276	149
Accrued administrator expenses	118	—

Total liabilities	227,055	171,238
Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 30,076 and 30,109 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	30	30
Paid-in capital in excess of par	418,227	418,379
Accumulated deficit	(227,551)	(233,214)

Total net assets	$190,706	$185,195

Total liabilities and net assets	$417,761	$356,433

Net asset value per share	$6.34	$6.15

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the year ended December 31,
	2021	2020	2019
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$22,293	$18,090	$28,609
PIK interest income	456	1,071	848
Other income	1,151	347	2,708
From non-controlled, affiliated investments:
Cash interest income	—	—	57
Other income	145	217	572
From controlled investments:
Cash interest income	796	(81)	3,921
PIK interest income	—	—	1,553
Dividend income	6,563	9,972	14,079
Other income	—	150	147

Total investment income	31,404	29,766	52,494
Expenses:
Interest and fees on borrowings	10,240	10,159	12,412
Base management fees	3,953	3,719	6,043
Incentive fees	—	(411)	(109)
Administrator expenses	901	1,139	1,498
Other general and administrative expenses	1,460	1,643	1,422
Amortization of deferred financing costs	1,399	2,116	1,716
Professional fees	1,505	1,560	1,552
Directors’ fees	681	718	702

Total expenses	20,139	20,643	25,236
Management fee waiver	(879)	(1,819)	(525)

Total expenses, net of fee waivers	19,260	18,824	24,711
Income tax provision, excise and other taxes	148	97	418

Net investment income	11,996	10,845	27,365
Realized Gain (Loss) and Change in Unrealized Appreciation/ (Depreciation)
Net realized gain (loss):
Non-controlled, non-affiliated investments	291	(27,949)	(31,608)
Non-controlled, affiliated investments	(83)	(2,534)	(24,652)
Controlled investments	142	(13,692)	16,714
Foreign currency transactions	—	—	(189)
Extinguishment of debt	(1,332)	—	—

Net realized (loss)	(982)	(44,175)	(39,735)

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled, non-affiliated investments	4,383	14,182	(1,609)
Non-controlled, affiliated investments	(1)	(2)	12,751
Controlled investments	2,155	(17,709)	(23,245)
Translation of assets and liabilities in foreign currencies	—	—	(391)

Net change in unrealized appreciation (depreciation) on investments	6,537	(3,529)	(12,494)

Net realized and unrealized gain (loss)	5,555	(47,704)	(52,229)
Benefit for taxes on unrealized gain/loss on investments	156	209	254

Net increase (decrease) in net assets resulting from operations	$17,707	$(36,650)	$(24,610)

Net investment income per common share:
Basic and diluted	$0.40	$0.35	$0.87
Net increase (decrease) in net assets resulting from operations per common share:
Basic and diluted	$0.59	$(1.17)	$(0.79)
Weighted average shares of common stock outstanding:
Basic and diluted	30,109	31,342	31,313

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Leigh Crosby

(212) 829-3105

Leigh.Crosby@firsteagle.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Charlyn Lusk

(646) 502-3549

clusk@stantonprm.com